Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated March 15, 2022 with respect to the audited financial statements of Angel Pond Holdings Corp. (the “Company”) as of December 31, 2021 and for the period from January 18, 2021 (inception) through December 31, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 3, 2023